EXHIBIT 10.3

RIVERVIEW BANCORP, INC.

RIVERVIEW COMMUNITY BANK

EMPLOYMENT AGREEMENT

FOR

 _________________________

RIVERVIEW BANCORP, INC.
RIVERVIEW COMMUNITY BANK
RIVERVIEW ASSET MANAGEMENT AND TRUST COMPANY
EMPLOYMENT AGREEMENT FOR
__________________________
This EMPLOYMENT AGREEMENT ("Agreement") by and between RIVERVIEW BANCORP, INC., a registered savings and loan holding company ("Bancorp"), RIVERVIEW COMMUNITY BANK, a federally chartered savings bank (the "Bank"), which is a wholly owned subsidiary of  Bancorp and Riverview Asset Management and Trust Company (Bancorp,  the Bank and the Trust Company are collectively referred to as the "Company"), and ________________________________ ("Executive") is dated ______________________, ________ (the "Effective Date").
1.
At-Will Employment.  The Bank will continue to employ Executive, subject to the terms and conditions set forth in this Agreement.  The employment is "at will."  Notwithstanding the term of this Agreement, the Bank may terminate Executive's employment at any time for any lawful reason or for no reason at all, subject to the provisions of this Agreement.

2.            Term; Extension.
(a)	Term. The term of this Agreement begins on the Effective Date and ends on ______________________, subject to extension as provided in subsection (b) below.
(b)
Extension.  At any time during the term of this Agreement, the Bank's Board of Directors (the "Board") may elect to extend the term of this Agreement.  If the Board elects to extend this Agreement, the term of this Agreement shall be extended through September 30 of the third calendar year following the year in which the Agreement is extended.  This Agreement may be extended any number of times in a similar manner.

3.
Position.  Executive will serve as the Bank's___________________ or such other position at the same grade level as the Bank may designate from time to time.  Executive also agrees to serve, if elected, as an officer and/or director of the Company or any of its affiliates.  Executive will faithfully and diligently perform the duties that are normal and customary to the position, as well as those duties assigned from time to time by the Board and/or the Bank's Chief Executive Officer (the "CEO").

4.            Obligations.
(a)
Executive shall devote Executive's best efforts, energies, and skills to the position and shall not engage in any business or employment activity that is not on the Company's behalf (whether or not pursued for gain or profit), except for:

(1)	Activities described in Section 10(c), or that are approved in writing in advance by the Bank's Board; and
(2)	Passive investments that do not involve Executive providing any advice or services to the businesses in which the investments are made.
(b)
Executive agrees to act in accordance with the laws of the State of Washington and the federal government and pursuant to the general guidelines and directions as established from time to time by the Company.

(c)	The Company anticipates that Executive will be active in community associations in the Company's market area.
5.            Compensation/Benefits.
(a)
Base Salary.  For services performed under this Agreement, Executive's annual base salary as of the Effective Date is $______________ (the "Base Salary").  The Base Salary will be paid in accordance with the Bank's regular payroll schedule.  Executive's Base Salary shall be reviewed at least annually and may be increased by the Bank in its sole discretion.

(b)	Incentive Compensation. In addition to the Base Salary, Executive will participate in the Bank's Salary at Risk Program and any successor incentive compensation plans ("Incentive Compensation").
(c)	Other Benefits. During the term of this Agreement, Executive shall be entitled to receive all employee benefits the Bank provides to its employees generally.
(d)
Reimbursable Expenses.  Executive is authorized to receive reimbursement for reasonable expenses incurred in performing Executive's duties and in promoting the business of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established from time to time by the Bank.

(e)	Vacation. Executive shall be entitled to paid vacation according to the Bank's Personnel Policy Manual.
(f)
Indemnification.  The Company shall provide Executive (including Executive's heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and, with respect to any claims not covered by that policy, shall indemnify Executive (and Executive's heirs, executors and administrators) to the fullest extent permitted under law against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding brought by a third party against the Company in which Executive may be involved by reason of having been a director or officer of the Company or any of its affiliates (whether or not Executive continues to be a director or officer at the time of incurring those expenses or liabilities).  Such indemnification shall include, but shall not be limited to, expenses and liabilities arising out of any claims by a third party that

Executive violated any employment or non-solicitation agreement with a former employer by approaching current employees of that former employer to become employees of the Company. Those expenses and liabilities include, but are not limited to, court costs, attorneys' fees and expenses, judgments and reasonable settlement costs.

6.	Definitions.
(a)	"Cause."
(1)	Grounds for Termination. Cause for termination of employment means the occurrence of any one or more of the following:
(A)	Conviction of any felony or of any crime in connection with Executive's duties;
(B)	Removal of Executive from office or permanent prohibition of Executive from participating in the conduct of the Company's affairs by an order issued by a bank regulatory authority;
(C)	Willful misfeasance, gross negligence, conduct involving dishonesty, or a material breach of a fiduciary duty in the performance of Executive's duties;
(D)
Conduct significantly harmful to the Company, including but not limited to public disparagement of the Company or any affiliate of the Company, intentional violation of law or of any significant policy or procedure of the Company;

(E)	Refusal or failure to act in accordance with any lawful stipulation, requirement or directive of the Board or CEO; or
(F)	Chronic drug or alcohol abuse.
(2)
Procedure for Termination.  Termination for Cause will be automatic upon the occurrence of an incident under paragraph (1)(A) or (B) above.  Otherwise, the Board may not terminate Executive's employment for Cause unless:

(A)	With respect to incidents under paragraph (1)(C), (D), (E) or (F):
(i)	Executive is given reasonable written notice (in no event less than five business days' notice) of the Board meeting called to make that determination; and
(ii)	Executive and Executive's legal counsel are given the opportunity to address that meeting.

(B)	In addition, with respect to incidents under paragraph (1)(E) or (F) only, Executive is first given:
(i)	Written notice by the Board or CEO specifying in detail the performance issues; and
(ii)	A reasonable opportunity to cure the issues specified in the notice.
(b)	"Good Reason."
(1)	Subject to paragraph (2) below, Good Reason for Executive's resignation means any one or more of the following occurring without Executive's consent:
(A)	Reduction of Executive's Base Salary;
(B)
A material reduction in Executive's opportunity to receive incentive‑based compensation as compared to the opportunity under the Salary at Risk Program or such other incentive based compensation program as in effect as of the Effective Date or the current renewal date of this Agreement, as applicable, unless that reduction applies generally to all executive officers at the Executive's grade level;

(C)
A material reduction in the benefits and perquisites to Executive from those being provided as of the Effective Date or the current renewal date of this Agreement, as applicable, unless that reduction applies generally to all executive officers at the Executive's grade level; or

(D)
A relocation or transfer of Executive's principal place of employment that would require Executive to commute on a regular basis more than 25 miles each way from the main business office of the Company as of the Effective Date.

(2)	To resign for Good Reason, Executive must give the Bank:
(A)	Written notice of resignation not more than ninety (90) days after the initial occurrence of the circumstances giving rise to Executive's intended resignation for Good Reason; and
(B)	A reasonable opportunity of at least thirty (30) days in which to cure those circumstances.
7.	Severance Benefits.
(a)	Payment of Accrued Salary and Benefits. Upon termination of Executive's employment for any reason, Executive will receive payments for all Base Salary and benefits accrued as of the date of Executive's termination, which shall be paid in accordance with applicable law. All further compensation and benefits shall terminate as of the date of termination, except as otherwise required by law (e.g., COBRA coverage) or as provided in subsection (c) or (d) below.

(b)
Termination for Cause or Without Good Reason.  If Executive's employment is terminated by the Bank for Cause or by Executive without Good Reason, Executive will have no right to receive additional compensation past the date of termination and will have no right to any unpaid Incentive Compensation.

(c)	Termination Without Cause or for Good Reason.
(1)
If Executive's employment is terminated by the Bank without Cause or by Executive with Good Reason, the Bank will pay Executive (or in the event of Executive's subsequent death, Executive's beneficiaries or estate) a severance benefit (the "Severance Benefit") in an aggregate amount equal to:

(A)	___ months of Executive's monthly Base Salary (based on the Executive's Base Salary as of the date of termination of employment);
(B)	Any Incentive Compensation not yet paid based on the fiscal year that ended immediately before the date of termination;
(C)	Prorated Incentive Compensation for the fiscal year in which the termination occurs based on performance through the month ended before the date of termination; and
(D)
Continued coverage under the Bank's then existing benefit plans for life insurance, medical and disability insurance for the number of months stated in subparagraph (A) above following the termination of employment; provided, however, that if the Bank's benefit plans do not permit continued participation by Executive following termination of employment, the Bank shall include in the Severance Benefit an amount equal to the premiums (estimated in good faith by the Bank) that the Bank would have paid under those benefit plans for Executive's continued participation for the number of months stated under subparagraph (A) above.

(2)
Subject to the restrictions in paragraph (3) below, the Severance Benefit will be paid in a lump sum within ten (10) days of termination of Executive's employment or, if later, the day after the expiration of the revocation period as described in Section 8(a) below.

(3)	Payment of the Severance Benefit will be subject to the following conditions:
(A)	All payroll tax withholding and other deductions required by law;

(B)	The limitations in Section 8 below; and
(C)
If the Severance Benefit is subject to § 409A of the Internal Revenue Code of 1986, as amended, (the "Code") and Executive is deemed to be a "specified employee" within the meaning of Code § 409A(a)(2)(B)(i), the lump-sum payment will not be made until the seventh month following termination of employment.

(d)	Change in Control Benefits.
(1)
If Executive's employment terminates under circumstances that qualify as a payment event under the Change In Control Agreement between the Company and Executive, as amended, (the "C‑I‑C Agreement"), Executive will receive:

(A)	Only those payments under this Agreement that are payable under subsection (a) above; and
(B)	The benefits payable in accordance with the terms and conditions of the C‑I‑C Agreement in lieu of those payable under subsection (c) above.
(2)
If Executive's employment terminates under circumstances that do not qualify as a payment event under the C‑I‑C Agreement (e.g., because the change in beneficial ownership is not large enough to qualify as a change in control as defined under the C‑I‑C Agreement or because the termination occurs after the period of time covered by that agreement), the compensation and benefits payable to Executive upon termination of employment will be determined solely under this Section 7.

(e)	Disability.

(1)
If Executive becomes disabled as defined in the Bank's then current long‑term disability plan (or, if no such plan is then in effect, if Executive is permanently and totally disabled within the meaning of Code § 22(e)(3) as determined by a physician designated by the Bank), Executive's employment will terminate and the Bank will pay Executive, as disability pay and in lieu of the Severance Benefit, a monthly payment equal to seventy‑five percent (75%) of Executive's bi-weekly rate of Base Salary.

(2)
These disability payments will continue for the period of time (the "Disability Payment Period") that commences on the effective date of Executive's termination for disability and ends on the earliest of the:

(A)	Executive's full-time employment with another employer;
(B)	Executive's death; or
(C)	Expiration of the period of time stated in subsection (c)(1)(A) above.
(3)
The disability pay shall be reduced by the amount, if any, paid to Executive under any plan of the Bank providing disability benefits to Executive or any compensation paid to Executive as a result of subsequent reemployment of Executive by the Bank during the remaining term of the Disability Payment Period.

(4)
During the Disability Payment Period, the Bank will, if possible, continue Executive's life, medical, dental, and disability coverage on the policies in existence before Executive's termination for disability.  If the Bank is unable to continue the policy coverage, the Bank will pay Executive, within 30 days of the date it is determined continued coverage is not possible, a cash amount equal to the premiums that the Bank would have paid for such coverage for the remainder of the Disability Payment Period, based on the premium amounts paid immediately before termination of the insurance coverage.

8.	Limitations on Benefit Payments.
(a)
Release of Claims.  Executive's receipt of the Severance Benefit is conditioned on Executive having executed a separation agreement in substantially the form attached hereto as Exhibit A (the "Separation Agreement") and the revocation period having expired without Executive having revoked the Separation Agreement.  If the combined consideration and revocation periods (as defined in Sections 15 and 16 of the Separation Agreement) overlap two calendar years, the payment will be made in the later of the two years (irrespective of the year in which the Separation Agreement is effective and irrevocable) resulting in taxation to Executive in the second calendar year.

(b)
Compliance with Material Terms.  Receipt of the Severance Benefit is further conditioned on Executive not being in violation of any material term of this Agreement or in violation of any material term of the Separation Agreement.

(c)
Regulatory Limitation.  The Company shall make no payment of any benefit provided for under this Agreement to the extent that the payment would be prohibited by applicable banking regulations or any regulatory order.  If the payment is prohibited, the Company shall use its best efforts to secure the consent of the banking regulator to make the payment in the highest amount permissible, up to the amount provided for in this Agreement.
9.	Restrictive Covenants.
(a)	Confidential Information.
(1)
Executive acknowledges that, in the course of Executive's employment, Executive will or may have or obtain knowledge of confidential information and other secrets concerning the Company and its business, plans and strategies, its actual and prospective customers, and other matters which are valuable to the Company and which the Company does not want disclosed ("Confidential Information").

(2)
Executive will not, during and after the term of this Agreement, disclose to any other person or entity any Confidential Information concerning the Company, its business operations or customers, or use for Executive's own purposes or permit or assist others in the use of such confidential information, unless:

(A)	Bancorp's Board of Directors consents to the use or disclosure of the information;
(B)	The use or disclosure is consistent with Executive's duties under this Agreement; or
(C)	Disclosure is required by law or court order.
(b)	Noncompetition.
(1)
Executive agrees not to Compete with the Company, for a one-year period following termination of employment for any reason, in any city, town, or county in which the Company has an office or branch or has filed an application for regulatory approval to establish an office or branch, determined as of the effective date of the termination of employment.

(2)
The term "Compete" means being employed by or providing consulting or other services to, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Company.

(c)	Nonsolicitation.
(1)
During employment and for a one-year period following termination of Executive's employment for any reason whatsoever, Executive will not solicit any Customer of the Bank or of any of the Bank's affiliates for services or products then provided by the Bank or any of its affiliates.

(2)	"Customers" are:
(A)	All customers serviced by the Bank or any of the Bank's affiliates at any time within 12 months before termination of Executive's employment;
(B)
All customers and potential customers whom the Bank or the Bank's affiliates, with the knowledge or participation of Executive, actively solicited at any time during the 12 months before termination of Executive's employment; and

(C)	All successors, owners, directors, partners and management personnel of the Customers described in subparagraph (A) or (B) above.
(d)	Nonraiding of Employees.
(1)
Executive recognizes that the workforce of the Bank and its affiliates are a vital part of the Company's business.  Therefore, Executive agrees that for 12 months following termination of Executive's employment for any reason whatsoever, Executive will not directly or indirectly recruit or solicit any Employee to leave his or her employment with the Bank or any of the Bank's affiliates.

(2)	Without limiting the foregoing, Executive will not:
(A)	Disclose to any third party the names, backgrounds, or qualifications of any of the Employees or otherwise identify them as potential candidates for employment; or
(B)	Personally or through any other person approach, recruit, interview or otherwise solicit Employees to work for any other employer.
(3)	"Employees" are all employees working for the Bank or any of the Bank's affiliates at the time of termination of Executive's employment.
(e)
Injunctive Relief.  Executive acknowledges that it is impossible to measure in money the damages that the Company will incur if Executive fails to observe the covenants in this Section 9 (the "Restrictive Covenants") and, therefore, Executive agrees that:

(1)
The Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining Executive from committing any breach or threatened breach of the Restrictive Covenants;

(2)	If the Company is required to post a bond in order to secure an injunction or other equitable remedy, that bond shall be no more than a nominal amount;

(3)	Executive waives any claim or defense that an adequate remedy at law is available to the Company; and
(4)	These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity.
(f)	Reasonableness. The parties agree that:
(1)	This Agreement in its entirety, and in particular the Restrictive Covenants, is reasonable both as to time and scope;
(2)	The Restrictive Covenants are necessary for the protection of the Company's business and goodwill;
(3)	The Restrictive Covenants are not any greater than are reasonably necessary to secure the Company's business and goodwill;
(4)
The degree of injury to the public due to the loss of the service and skill of Executive or the restrictions placed upon Executive's opportunity to make a living with Executive's skills upon enforcement of those covenants, does not and will not warrant non-enforcement of those restraints; and

(5)
If the scope of the Restrictive Covenants is adjudged too broad to be capable of enforcement, then the parties authorize that court or arbitrator to narrow the Restrictive Covenants so as to make them capable of enforcement, given all relevant circumstances, and to enforce them to the fullest extent allowed.

(g)	Survival. This Section shall survive the termination of this Agreement.
10.	Creative Work.
(a)
Except as provided in Section 10(c), below, Executive agrees that all creative work and work product, including but not limited to all technology, business management tools, processes, software, patents, trademarks and copyrights developed by Executive during employment with the Company, regardless of when or where such work or work product was produced, constitutes work made for hire, all rights of which are owned by the Company.

(b)
Except as provided in Section 10 (c), below, Executive hereby assigns to the Company all rights, title, and interest, whether by way of copyrights, trade secret, trademark, patent, or otherwise, in all such work or work product, regardless of whether it is subject to protection by patent, trademark or copyright laws.

(c)
The provisions of this Section 10 shall not apply to: (1) any publications written in whole or in part by Executive and published by Bureau of National Affairs, the American Bar Association, or the successors or assigns of either; and (2) any work product created as a result of presentations made or articles written by Executive.

11.	Return of Company Property. When Executive ceases for any reason to be employed by the Bank:
(a)	Executive must immediately return to the Company:
(1)
All keys, pass cards, identification cards and any other property of the Company, and disclose all computer user identifications and passwords used by Executive in the course of employment or necessary for accessing information on the Company's computer system; and

(2)
All originals and copies (whether in hard copy, electronic or other form) of any documents, drawings, notes, memoranda, designs, devices, diskettes, tapes, manuals and specifications which constitute Confidential Information or proprietary information or material of the Company.

(b)
The obligations in this Section include the return of documents and other materials that may be in Executive's desk at work, Executive's car or place of residence, or in any other location under Executive's control.

12.	Dispute Resolution.
(a)	Arbitration.
(1)
The parties agree to submit any dispute arising under this Agreement, regardless of the nature of the dispute or the legal concepts involved, to final, binding, private arbitration in Vancouver, Washington. Disputes subject to arbitration include not only disputes involving the meaning or performance of this Agreement, but disputes about its negotiation, drafting or execution.

(2)
The dispute will be determined by a single arbitrator and governed by then existing rules of arbitration procedure in Clark County Superior Court except as set forth in this Section. Instead of filing a civil complaint in Clark County Superior Court, a party will commence the arbitration process by noticing the other party. The parties will choose an arbitrator who specializes in employment conflicts from the arbitration list for Clark County Superior Court.  If the parties are unable to agree on an arbitrator within ten (10) days of receipt of the list of arbitrators, each party will select one attorney from the list, and those two attorneys shall select the arbitrator from the list.  Each of the two selecting attorneys will then conclude their services and be compensated by the party who selected that attorney, subject to recovery of those fees under subsection (b) below.

(3)	The arbitrator may charge his or her standard arbitration fees rather than the fees prescribed in Clark County Superior Court arbitration procedures.
(4)
Subject to the limitations under Section 13(i), the arbitrator will have full authority to determine all issues, including arbitrability, to award any remedy, including permanent injunctive relief, and to determine any request for attorneys' fees, costs and expenses in accordance with subsection (b) below.
(5)	There shall be no right of review in court. The arbitrator's award may be reduced to final judgment or decree in Clark County Superior Court.
(b)
Expenses/Attorneys' Fees.  The prevailing party shall be awarded all costs and expenses of the proceeding, including but not limited to, attorneys' fees, filing and service fees, witness fees and arbitrator's fees.  If arbitration is commenced, the arbitrator will be required to name the prevailing party and will have full authority and complete discretion to make that determination and the amount of costs and expenses to be awarded.  The prevailing party shall be entitled to recover any reasonable attorneys' fees and other costs and expenses it incurs in enforcing or collecting an arbitration award.

13.	Miscellaneous.
(a)
Notices. Any notice to be delivered under this Agreement shall be given in writing and shall be deemed delivered when received or three days after mailing, by certified mail, postage prepaid, addressed to the CEO or to Executive at Executive's last known address on the records of the Bank, if mailed.  Either party may designate an address for notices by written notice to the other.

(b)	Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington.
(c)	Amendment/Waiver.
(1)	This Agreement may not be amended, released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed by each of the parties hereto.
(2)
The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of any party to enforce each and every such provision. No waiver or any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

(d)
Severability.  If any provision of this Agreement is held by a court or arbitrator to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.  If any part of this Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.  The unenforceability of any provision in this Agreement in any jurisdiction shall not affect the enforceability of any provision of this Agreement in any other jurisdiction.

(e)	Entire Agreement. This Agreement represents the entire agreement between the parties regarding the matters addressed in this Agreement and together with the

Bank's Personnel Policy Manual governs the terms of Executive's employment. Where there is a conflict between this Agreement and the Personnel Policy Manual, the terms of this Agreement shall govern. This Agreement supersedes any other prior oral or written employment agreement between the parties. This Agreement does not supersede any incentive compensation agreement (including stock option agreements) and/or the Change in Control Agreement entered into separately by the parties to this Agreement.

(f)
Code § 409A Compliance.  If the Company or Executive believes, at any time, that this Agreement does not comply with Code § 409A, it will promptly advise the other party, and both parties will negotiate reasonably and in good faith to amend the terms of the Agreement so that it complies with the most limited possible economic effect on the Company and Executive.

(g)	Assignment; Death; Binding Effect.
(1)
Executive shall not assign or transfer any of Executive's rights under this Agreement, wholly or partially, to any other person or to delegate the performance of the Executive's duties under the terms of this Agreement.

(2)
Upon Executive's death, no death benefit is payable under this Agreement other than benefits that were already in pay status at the date of death.  Executive's rights under this Agreement with respect to any benefits earned before the date of death shall inure to Executive's heirs, executors, administrators or personal representatives.

(3)
The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding in each and every respect upon the direct and indirect successors and assigns of the Company, regardless of the manner in which the successors or assigns succeed to the interests or assets of the Company.  This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company, by any merger, consolidation or acquisition where the Company is not the surviving corporation, by any transfer of all or substantially all of the Company's assets, or by any other change in the Company's structure or the manner in which the Company's business or assets are held.  Executive's employment shall not be deemed terminated upon the occurrence of one of the foregoing events. In the event of any merger, consolidation or transfer of assets, this Agreement shall be binding upon and shall inure to the benefit of the surviving corporation or the corporation to which the assets are transferred.

(h)
Survival.  If any benefits provided to Executive under this Agreement are still owed, or claims under the Agreement are still pending at the time of termination of this Agreement, this Agreement shall continue in force with respect to those obligations or claims, until those benefits are paid in full or those claims are resolved in full.  The Restrictive Covenants and dispute resolution provisions of this Agreement shall survive the termination of this Agreement and shall be enforceable regardless of any claim Executive may have against the Company.
(i)	Board's Authority.
(1)
The Board has the authority to interpret and construe the provisions of this Agreement, including the attached Separation Agreement.  However, with respect to any decision of the Board regarding Executive's benefits under this Agreement or the attached Separation Agreement (including eligibility for benefits, the calculation of benefits or the forfeiture of benefits), the burden of proof shall be on the Board and that decision shall be:

(A)            Subject to the duty of good faith and fair dealing;
(B)            Supported by a preponderance of the evidence; and
(C)	Made by the affirmative vote of at least three fourths of the Board.
(2)	An arbitrator or a court reviewing such a decision by the Board shall make its own independent decision and not grant deference to the Board's decision.
(j)	Joint and Several Obligations. Bancorp and the Bank will be jointly and severally liable for the payment obligations under this Agreement.
(k)            Actions by Banking Regulatory Authorities.
(1)
If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Company's affairs by a notice served under § 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(3) and (g)(1), the Company's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, the Company may in its discretion:

(A)	Pay Executive all or part of the payments under this Agreement that were withheld while its obligations under this Agreement were suspended; and/or
(B)	Reinstate in whole or in part any of its obligations which were suspended.
(2)
If Executive is removed and/or permanently prohibited from participating in the conduct of the Company's affairs by an order issued under § 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. § 1818(e)(4) and (g)(1), Executive shall be terminated for Cause as of the effective date of the order.

(3)	If the Company is in default (as defined in § 3(x)(1) of the FDIA, 12 U.S.C. § 1813(x)(1)), all further obligations under this Agreement shall terminate as of the date of default.

(4)	This Agreement may be terminated entirely or suspended for a period of time by the applicable banking regulatory authority, or as otherwise required by law, if:
(A)
The Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Company under the authority contained in § 13(c) of the FDIA, 12 U.S.C. § 1823(c);

(B)	The applicable banking regulatory authority approves a supervisory merger to resolve problems related to the operation of the Company; or
(C)	The applicable banking regulatory authority determines the Company is in an unsafe or unsound condition.
(5)
The Severance Benefit and the indemnification rights granted under Section 5(f), are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and FDIC regulation 12 C.F.R. Part 359, "Golden Parachute and Indemnification Payments."

14.
Advice of Counsel.  Executive acknowledges that, in executing this Agreement, Executive has had the opportunity to seek the advice of independent legal counsel and has read and understood all of the terms and provisions of this Agreement.  This Agreement shall not be construed against any party by reason of the drafting or preparation of its provisions.

EXECUTIVE:
_________________________________________

Date:    _______________________________________________________________
RIVERVIEW COMMUNITY BANK	RIVERVIEW BANCORP, INC.

By: ______________________________________	By: ______________________________________

Title: _____________________________________	Title: _____________________________________

Date: _____________________________________	Date: _____________________________________

Exhibit A
EMPLOYMENT SEPARATION AGREEMENT AND RELEASE OF CLAIMS
This is a confidential agreement (this "Separation Agreement") between you, _______________, and us, Riverview Community Bank (the "Bank") and Riverview Bancorp, Inc. ("Bancorp") (Bancorp and the Bank are collectively referred to as "Riverview"). This Separation Agreement is dated for reference purposes _____________, 20___, which is the date we delivered this Separation Agreement to you for your consideration.
1.	Termination of Employment. Your employment terminates (or was terminated) on _______________, 20___ (the "Separation Date").
2.
Payments.  In exchange for your agreeing to the release of claims and other terms in this Separation Agreement, we will pay you the Severance Benefit specified in Section 7 of the Employment Agreement between you and Riverview dated __________________ (the "Employment Agreement"), which is incorporated herein by reference.  You acknowledge that we are not obligated to make these payments to you unless you comply with the Restrictive Covenants in Section 9 of the Employment Agreement and otherwise comply with the material terms of the Employment Agreement and of this Separation Agreement.

3.
COBRA Continuation Coverage.  Your normal employee participation in Riverview's group health coverage will terminate on the Separation Date or, if provided under the group health plan, the last day of the month in which the Separation Date occurs.  Continuation of group health coverage thereafter will be made available to you and your dependents pursuant to federal law (COBRA). Continuation of group health coverage after the Separation Date is entirely at your expense, as provided under COBRA.

4.
Termination of Benefits.  Except as provided in Section 3 above, your participation in all employee benefit plans and programs ends (or ended) on the Separation Date or as otherwise provided in those plans.  Your rights under any benefit or other plans in which you may have participated will be determined in accordance with the written plan documents governing those plans.

5.
Full Payment.  You acknowledge having received full payment of all compensation of any kind (including wages, salary, paid time off, sick leave, commissions and incentive compensation) that you earned as a result of your employment by us and that was owing to you as of the Separation Date.

6.
No Further Compensation.  Any and all agreements to pay you bonuses or other incentive compensation are terminated.  You understand and agree that you have no right to receive any further payments for bonuses or other incentive compensation.  We owe you no further compensation or benefits of any kind, except as described in Section 2 above.

7.	Release of Claims.
(a)	You hereby release:
(1)	Riverview and its affiliates and benefit plans (each, including Riverview, a "Riverview Affiliate");
(2)	Each of the Riverview Affiliates' past and present shareholders, executives, directors, officers, agents, employees, representatives, administrators, fiduciaries and attorneys; and
(3)
The predecessors, successors, transferees and assigns of each of such persons and entities, from any and all claims of any kind, known or unknown, that arose on or before the date you signed this Separation Agreement.

(b)
The claims you are releasing include, without limitation, claims of wrongful termination, claims of constructive discharge, claims arising out of employment agreements, representations or policies related to your employment, claims arising under federal, state or local laws or ordinances prohibiting discrimination or harassment or requiring accommodation on the basis of age, race, color, national origin, religion, sex, disability, marital status, sexual orientation or any other status, claims of failure to accommodate a disability or religious practice, claims for violation of public policy, claims of retaliation, claims of failure to assist you in applying for future position openings, claims of failure to hire you for future position openings, claims for wages or compensation of any kind (including overtime claims), claims of tortious interference with contract or expectancy, claims of fraud or negligent misrepresentation, claims of breach of privacy, defamation claims, claims of intentional or negligent infliction of emotional distress, claims of unfair labor practices, claims arising out of any claimed right to stock or stock options or other equity interests, claims for attorneys' fees or costs, and any other claims that are based on any legal obligations that arise out of or are related to your employment relationship with us.

(c)
You specifically waive any rights or claims that you may have under Title 49 of the Revised Code of Washington, the Civil Rights Act of 1964 (including Title VII of that Act), the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 (ADEA), the Americans with Disabilities Act of 1990 (ADA), the Fair Labor Standards Act of 1938 (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), and all similar federal, state and local laws.

(d)
You agree not to seek any personal recovery (of money damages, injunctive relief or otherwise) for the claims you are releasing in this Separation Agreement, either through any complaint to any governmental agency or otherwise, whether individually or through a class action. You agree never to start or participate as a plaintiff in any lawsuit or arbitration asserting any of the claims you are releasing in this Separation Agreement. You represent and warrant that you have not initiated any complaint, charge, lawsuit or arbitration involving any of the claims you are releasing in this Separation Agreement.

(e)	Should you apply for future employment with a Riverview Affiliate, the Riverview Affiliate has no obligation to consider you for future employment.
(f)
You represent and warrant that you have all necessary authority to enter into this Separation Agreement (including, if you are married, on behalf of your marital community) and that you have not transferred any interest in any claims to your spouse or to any third party.

(g)
This Separation Agreement does not affect your rights arising under any of the Bank's benefit plans through the Separation Date or afterwards under the terms of those plans to receive pension plan benefits, medical plan benefits, unemployment compensation benefits or workers' compensation benefits.

(h)
This Separation Agreement also does not affect your rights under agreements, bylaw provisions, insurance or otherwise, to be indemnified, defended or held harmless in connection with claims that may be asserted against you by third parties.

(i)
You understand that you are releasing potentially unknown claims, and that you have limited knowledge with respect to some of the claims being released.  You acknowledge that there is a risk that, after signing this Separation Agreement, you may learn information that might have affected your decision to enter into this Separation Agreement.  You assume this risk and all other risks of any mistake in entering into this Separation Agreement.

(j)	You are giving up all rights and claims of any kind, known or unknown, except for the rights specifically given to you in this Separation Agreement.
(k)	You agree that this release is fairly and knowingly made.
8.	No Admission of Liability. Neither this Separation Agreement nor the payments made under this Separation Agreement are an admission of liability or wrongdoing by any Riverview Affiliate.
9.
Riverview Materials.  You represent and warrant that you have, or no later than the Separation Date will have, returned all keys, credit cards, documents and other materials that belong to us, and disclosed all computer user identifications and passwords used by you in the course of your employment or necessary for accessing information on our computer system, in accordance with Section 11 of the Employment Agreement, which is incorporated herein by reference.

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10.	Nondisclosure Agreement. You will comply with the covenant regarding confidential information in Section 9(a) of the Employment Agreement, which covenant is incorporated herein by reference.
11.	No Disparagement. You may not disparage any Riverview Affiliate or its business or products, and may not encourage any third parties to sue a Riverview Affiliate.
12.
Cooperation Regarding Other Claims.  If any claim is asserted by or against a Riverview Affiliate as to which you have relevant knowledge, you will reasonably cooperate with us in the prosecution or defense of that claim, including by providing truthful information and testimony as reasonably requested by us.

13.
Noncompetition; Nonsolicitation; No Interference.  You will comply with Section 9(b), 9(c) and 9(d) of the Employment Agreement, incorporated herein by reference, and Riverview will have the right to enforce those provisions under the terms of Section 9(e) of the Employment Agreement, incorporated herein by reference.  Following the expiration of the covenants referenced in the preceding sentence, you will not, apart from good faith competition, interfere with any Riverview Affiliate's relationships with customers, employees, vendors, or others.

14.	Independent Legal Counsel. You are advised and encouraged to consult with an attorney before signing this Separation Agreement. You acknowledge that you have had an adequate opportunity to do so.
15.
Consideration Period.  You have 21 days from the date this Separation Agreement is given to you to consider this Separation Agreement before signing it.  You may use as much or as little of this 21-day period as you wish before signing.  If you do not sign and return this Separation Agreement within this 21-day period, you will not be eligible to receive the benefits described in this Separation Agreement.

16.
Revocation Period and Effective Date.  You have 7 calendar days after signing this Separation Agreement to revoke it.  To revoke this Separation Agreement after signing it, you must deliver a written notice of revocation to the Bank's Chief Executive Officer before the 7-day period expires.  This Separation Agreement shall not become effective until the 8th calendar day after you sign it.  If you revoke this Separation Agreement, it will not become effective or enforceable, and you will not be entitled to the benefits described in this Separation Agreement.

17.	Governing Law. This Separation Agreement is governed by the laws of the State of Washington that apply to contracts executed and to be performed entirely within the State of Washington.
18.
Dispute Resolution.  Any dispute arising under this Agreement shall be subject to arbitration in accordance with Section 12 of the Employment Agreement, as modified by Section 13(i) of the Employment Agreement, which sections are specifically incorporated by reference, in their entirety, in this Agreement.

19.
Saving Provision.  If any part of this Separation Agreement is held to be unenforceable, it shall not affect any other part.  If any part of this Separation Agreement is held to be unenforceable as written, it shall be enforced to the maximum extent allowed by applicable law.

20.
Final and Complete Agreement.  Except for the Employment Agreement and/or the Change in Control Agreement, which are expressly incorporated herein by reference, this Separation Agreement is the final and complete expression of all agreements between us on all subjects related to your employment or its termination and supersedes and replaces all prior discussions, representations, agreements, policies and practices.  You acknowledge you are not signing this Separation Agreement relying on anything not set out herein.

Riverview Community Bank
By:     _____________________________________
Title:  _____________________________________
Date:  _____________________________________

Riverview Bancorp, Inc.
By:    _____________________________________
Title:  _____________________________________
Date:   _____________________________________

I, the undersigned, having been advised to consult with an attorney, hereby agree to be bound by this Separation Agreement and confirm that I have read and understood each part of it.
___________________________________________________

________________________________________________________________________
Printed Name
________________________________________________________________________
Date

PDX_DOCS:517712.11-kh